Exhibit 10.3

AIAI HOLDINGS CORPORATION

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Optionee:	___________
Grant Date:	___________
Exercise Price per Share[1]	USD
$
Total Exercise Price:	USD
$
Number of Shares of Common Stock (“Shares”)[1]:	___________
Expiration Date[2]:	___________
Type of Option[3]:	Incentive Stock Option Non-qualified Stock Option
Exercise/Vesting Schedule[2]:	_____ (___) [All] of the Shares on the _____ anniversary of the Grant Date [the Grant Date][and an additional __________ (_____) Shares on the ___ day of _________ and each month thereafter, until fully vested and exercisable on _________, 20__.

1 Subject to adjustment under the terms of the Plan.

2 Subject to early termination under the terms of the Plan if the Optionee’s employment or other service relationship terminates or upon a Change in Control.

3 Subject to the Plan.

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This STOCK OPTION AGREEMENT (this “Agreement”) is by and between AIAI Holdings Corporation, a Delaware corporation (the “Company”), and the Optionee named above (the “Optionee”). The right to purchase the number of shares of the Company’s Common Stock identified above (the “Option”) is granted pursuant to and subject to the terms and conditions set forth in the AIAI Holdings 2026 Equity Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

WHEREAS, pursuant to the Plan, the Company desires to grant to the Optionee with reference to services rendered and to be rendered to the Company, effective as of the Grant Date, an Option upon the terms and conditions set forth herein and in the Plan:

NOW THEREFORE, in consideration of services rendered and to be rendered prior to exercise by the Optionee and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee, and the Optionee hereby accepts, the Option to purchase the total number of Shares set forth above, at the Exercise Price per Share subject to the terms, definitions and provisions of the Plan and this Agreement.

2. Type of Option. If the Company has designated the Option as an Incentive Stock Option above, the Company intends that the Option will be treated as an “incentive stock option” within the meaning of Section 422 of the Code to the maximum extent permissible under all of the Incentive Stock Option rules and restrictions. Any Shares acquired upon exercise of the Option without compliance with all applicable Incentive Stock Option rules will be treated as acquired upon exercise of a Non-qualified Stock Option. If the Company has designated the Option as a Non-qualified Stock Option above, the Company intends that the Option will be treated in its entirety as a Non-qualified Stock Option and not as an Incentive Stock Option.

3. Exercisability of Option. The Option shall vest and become exercisable during its term in accordance with the Exercise/Vesting Schedule as set forth above, and with and subject to the applicable provisions of the Plan and this Agreement. The Option may be exercised only to the extent the Option is vested and exercisable and, subject to the Plan, during the Optionee’s lifetime, only by the Optionee. In no event may the Optionee exercise the Option after the Expiration Date as provided above.

4. Exercise of Option. To exercise the Option (to the extent vested and exercisable and for whole numbers of shares only), the Optionee (or in the case of exercise after the Optionee’s death or disability, the Optionee’s guardian or legal representative, as the case may be) must deliver to the Company (i) the Option Exercise Agreement in the form attached hereto as Exhibit A, as may be amended or modified by the Committee from time to time, along with any other agreement reasonably requested by the Company, or of any other form of written notice approved for such purpose by the Company which shall state the number of Shares to be purchased pursuant to the Option, (ii) a signed Spousal Consent, if applicable, and (iii) such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. The Option Exercise Agreement or written notice shall be accompanied by payment of the aggregate Exercise Price of the Shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Subject to the Plan, the Option shall be deemed to be exercised upon receipt and approval by the Company of such Option Exercise Agreement or written exercise notice accompanied by the Spousal Consent (if applicable), and payment of the Aggregate Exercise Price and any other payments so required.

5. Method of Payment. Payment of the Aggregate Exercise Price shall be made in cash or by certified or bank check pursuant to the Plan [or by any of the methods permitted under the Plan, or a combination thereof, at the election of the Optionee].

6. Continuous Service Required. The Exercise/Vesting Schedule requires the Optionee to be in Continuous Service through each applicable vesting date as a condition to the vesting of and right to exercise the applicable installment under this Agreement. Continuous Service that ends prior to a vesting date, even if substantial, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following termination of Continuous Service. Upon termination of the Optionee’s Continuous Service for any reason, any portion of the Option that has not vested as of the date of such termination shall automatically and immediately be forfeited and cancelled for no consideration, and the Optionee shall have no further rights with respect to such unvested portion.

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7. Effect of Termination of Continuous Service on Exercise Period.

(a) If the Optionee’s Continuous Service terminates, the Option and all other rights and benefits under this Agreement terminate, except that the Optionee, at any time within the applicable period specified in the Plan, may exercise the Option to the extent the Option has vested and is exercisable on the date of termination of Continuous Service and has not otherwise expired or terminated.

(b) Notwithstanding the foregoing exercise periods after termination of Continuous Service, to the extent the Option otherwise is an Incentive Stock Option, the Option will qualify as an Incentive Stock Option only if it is exercised within the applicable exercise periods for Incentive Stock Options and meets all other requirements of the Code for Incentive Stock Options. If the Option is not exercised within the applicable exercise periods or does not meet such other requirements, the Option will be rendered a Non-qualified Stock Option.

8. Adjustments Upon Specified Events. As provided in the Plan, upon the occurrence of certain events relating to or affecting the Company’s stock contemplated by the Plan, the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number, amount and type of shares (or other securities or property) subject to the Option, the Exercise Price and the securities delivered upon exercise of the Option (or any combination thereof), and the Committee may take any of the actions set forth in the Plan in connection with a Change in Control of the Company. All rights of the Optionee hereunder are subject to such adjustments and other provisions of the Plan.

9. Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any Shares until exercise of the Option and the issuance and delivery to him or her of any certificate evidencing the Shares registered in his or her name, or upon request in the case of uncertificated securities, a notice of issuance, for the Shares. No adjustment will be made for dividends or other rights as a stockholder as to which the record date is prior to such date of delivery.

10. Non-Transferability of Option. The Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable except as expressly provided in the Plan.

11. Imposition of Other Requirements. The Company reserves the right, without Optionee’s consent, to cancel or forfeit outstanding grants or impose other requirements on Optionee’s participation in the Plan, on this Option and the Shares subject to this Option and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Optionee acknowledges that the laws of the country in which Optionee is working at the time of grant, vesting, and exercise of the Option or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill.

12. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at [address], to the attention of [    ] and to the Optionee at the address given beneath the Optionee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13. Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan, this Option, the Shares subject to this Option, any other Company securities or any other Company-related documents, by electronic means. By accepting this Option, whether electronically or otherwise, Optionee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent Optionee has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Option in a language other than English, the English language documents shall prevail in case of any ambiguities or divergences as a result of translation.

14. No Acquired Rights or Employment Rights. In accepting the Option, Optionee acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated by the Company at any time. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, other Awards, or benefits in lieu of Options, even if Options have been granted repeatedly in the past, and all decisions with respect to future grants of Options or other Awards, if any, will be at the sole discretion of the Company. In addition, Optionee’s participation in the Plan is voluntary and the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of Optionee’s employment contract, if any. The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

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Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or service at any time, subject to applicable laws.

15. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

16. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement (including any Addendum attached hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. Except in accordance with the terms of the Plan, this Agreement may not be modified except by means of a writing signed by the Company and the Optionee. The construction, interpretation, performance and enforcement of this Agreement and the Option shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

17. Plan. The Option and all rights of the Optionee with respect thereto are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted thereunder. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee specifically so conferred by appropriate action of the Board under the Plan after the date hereof.

18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. The parties may deliver executed counterparts by electronic means, including by email transmission of a PDF copy or through an electronic signature platform, and any such delivery shall be deemed valid and effective for all purposes. Electronic signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original ink signatures, in compliance with the Electronic Signatures in Global and National Commerce Act (E-SIGN Act), the Uniform Electronic Transactions Act (UETA), and any other applicable law governing electronic signatures.

20. Data Privacy. By accepting this Option, the Optionee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Optionee’s personal data by and among the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering, and managing the Optionee’s participation in the Plan. Optionee understands that the Company and any Subsidiary or Affiliate may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of all Awards or other entitlements to shares of Common Stock awarded, canceled, exercised, vested, unvested, or outstanding in Optionee’s favor (“Personal Data”). Optionee understands that Personal Data may be transferred to any Subsidiary, Affiliate, or third party assisting in the implementation, administration, and management of the Plan, that these recipients may be located in the United States, Optionee’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that refusal or withdrawal of consent may affect Optionee’s ability to participate in the Plan or to realize benefits from this Option.

21. No Liability for Taxes; Section 409A. As a condition to accepting this Option, Optionee hereby (a) agrees not to make any claim against the Company or any of its officers, directors, employees, or Affiliates related to tax liabilities arising from this Option or other compensation from the Company, and (b) acknowledges that Optionee has been advised to consult with his or her own personal tax, financial, and legal advisors regarding the tax consequences of this Option and has either done so or knowingly and voluntarily declined to do so. Optionee acknowledges that this Option is intended to qualify as exempt from Section 409A of the Code only if the Exercise Price per Share is at least equal to the fair market value of the Common Stock on the Grant Date as determined by the Company in good faith, and that there is no other impermissible deferral of compensation associated with this Option. Optionee agrees not to make any claim against the Company or any of its officers, directors, employees, or Affiliates in the event the Internal Revenue Service asserts that the Exercise Price per Share is less than the fair market value of the Common Stock on the Grant Date as subsequently determined by the Internal Revenue Service.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the Grant Date.

Company:	Agreed and acknowledged:
AIAI HOLDINGS CORPORATION	optionee:

By:	(Optionee’s Signature)
Name:	(Optionee’s Name)
Title:	(Optionee’s Address)
(Optionee’s Address)

Optionee hereby acknowledges receipt of, or the right to receive, a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. Optionee further acknowledges receipt of the Company’s trading policy and agrees to comply with its terms as they may be in effect from time to time, including with respect to any trading blackout periods applicable to the Shares.

[Signature Page to Stock Option Agreement]

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Exhibit A

Option Exercise Agreement

[See attached]

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